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                                                                     Exhibit 4.4

                          FORM OF REGISTRATION RIGHTS
             UNDER SELECT CLASS A COMMON STOCK PURCHASE AGREEMENTS

     Piggyback Registration. If the Company proposes to register any of the
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Common Stock in an underwritten public offering under the Securities Act (except equity securities pursuant to a registration statement filed on Forms S-4 or S-8 or such other forms as shall be prescribed under the Securities Act for the same purposes) at any time or times when the Purchaser owns all of the Shares, it will at each such time given written notice to the Purchaser of its intention to do so and upon the written request of the Purchaser given within twenty (20) days after receipt of such notice, the Company will use its best efforts to effect the registration of the Shares which it shall have been so requested to register (the "Piggyback Securities") by including such Piggyback Securities in such registration statement. In the event that any registration pursuant to this
Section 6.6 shall be, in whole or in part, in connection with an underwritten offering of securities of the Company, and such Piggyback Securities shall be included in the underwriting on the same terms and conditions as the shares of the Common Stock, if any, otherwise being sold through underwriters under such registration statement; provided, however, that if the managing underwriter
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determines and advises in writing that the inclusion in the registration statement of all Piggyback Securities proposed to be included and any other shares of Common Stock sought to be registered by any other stockholder of the Company (the "Other Common Stock") would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of Piggyback Securities and other Common Stock to be included in the underwriting shall be reduced pro rata among all holders of Piggyback Securities and Other Common Stock requesting such registration.

     In connection with such registration, the Purchaser will provide customary indemnification's to the Company, the Company's directors and officers who sign the registration statement and the underwriters, if any, against any losses, claims, damages or liabilities which arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in the Company's registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Purchaser. The expenses of registration under this Section 6.6 (including without limitation all registration and filing fees, blue sky fees and expenses, printing expenses, fees and expenses of counsel to the Company and the Company's independent accountants) shall be paid by the Company, provided that all underwriting discounts and selling commissions applicable to the sale of the Piggyback Securities and all fees and expenses of counsel or other experts, if any, retained by the Purchaser in connection with the registration described in this
Section 6.6 shall be paid by the Purchaser. Notwithstanding anything to the contrary contained in this Section 6.6, in the event that the Company has an underwritten primary offering of its securities and the Purchaser does not sell his Shares to the underwriter of the Company's securities in connection with such offering, the Purchaser shall refrain from selling, making any short sale of, loaning, granting any option for
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the purchase of, or otherwise disposing of any of the Shares registered pursuant to this Section 6.6 during the period of distribution of the Company's securities by such underwriter in the primary offering and the period in which the underwriter participates in the after market; provided, however, that the Purchaser shall, subject to the terms of this Agreement, be entitled to sell his Shares commencing on the 90/th/ day after the effective date of such registration statement or such earlier time as the managing underwriter shall consent to in writing.